SCHEDULE II
                              INFORMATION WITH RESPECT TO
                    TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                       SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AARON RENTS INC CL A

                    GAMCO INVESTORS, INC.
                                10/17/00           49,900              *DI


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.